Exhibit 99.1

Social Leverage Acquisition Corp I and W3BCLOUD Mutually Agree to Termination of Business Combination Agreement

September 22, 2023 04:15 PM Eastern Daylight Time

NEW YORK—(BUSINESS WIRE)—Social Leverage Acquisition Corp I (NASDAQ: SLAC) (the “Company” or “SLAC”), a special purpose acquisition company, announced today that, due to existing market conditions, it has mutually agreed with W3BCLOUD Holdings Inc. (“W3BCLOUD”) to terminate their previously announced Business Combination Agreement, effective immediately. As a result, SLAC will seek an alternative business combination.

About Social Leverage Acquisition Corp I

Social Leverage Acquisition Corp I is a blank check company, also commonly referred to as a SPAC, formed for the purpose of effecting a business combination with a company, with a primary focus on innovative and mission-driven businesses in the financial technology, enterprise software, or consumer technology sectors.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are based on beliefs and assumptions and on information currently available to the Company. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of SLAC and many factors could cause actual future events to differ from the forward-looking statements in this communication, including but not limited to, those factors discussed in SLAC’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent Quarterly Reports on Form 10-Q, in each case, under the heading “Risk Factors,” and other documents of SLAC to be filed with the SEC. The Company does not undertake or accept any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Douglas Horlick

President & COO

Social Leverage Acquisition Corp I

doug@socialleverage.com